Exhibit 10.3
ALERE INC.
2010 STOCK OPTION AND INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
OUTSIDE OF THE U.S.

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS OUTSIDE OF THE U.S.
UNDER THE
ALERE INC.
2010 STOCK OPTION AND INCENTIVE PLAN

Name of Optionee:	_____________________
Number of Option Shares:	_____________________
Option Exercise Price Per Share:	_____________________
Grant Date:	_____________________
Expiration Date:	_____________________
     Pursuant to the Alere Inc. 2010 Stock Option and Incentive Plan (the “Plan”) as amended through the date hereof, Alere Inc.. (the “Company”) hereby grants to the Optionee named above, who is a member of the Board of Directors of the Company (a “Director”) but is not an employee of the Company, an option (the “Stock Option”) to purchase, on or prior to the Expiration Date specified above, all or part of the number of Option Shares of Common Stock, par value $0.001 per share (the “Stock”) of the Company specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth herein, including any country-specific terms and conditions set forth in any appendix hereto (the “Appendix”) (collectively, the “Agreement”), and in the Plan.
     1. Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable with respect to the following number of Option Shares on the dates indicated, so long as the Optionee remains a Director of the Company on the Exercisability Date specified below:

	Number of	Total Number of
Exercisability	Option Shares First	Option Shares
Date	Becoming Exercisable	Exercisable
_____________	_____________ (___%)	_____________ (___%)
_____________	_____________ (___%)	_____________ (___%)
_____________	_____________ (___%)	_____________ (100%)
     In the event of the termination of the Optionee’s service as a Director because of death, this Stock Option shall become immediately exercisable in full, whether or not otherwise exercisable at such time. Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions of this Agreement and of the Plan.
     2. Manner of Exercise.
          (a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of his or her election to purchase some or all of the Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.
     Payment of the Option Exercise Price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Option Exercise Price, provided that in the event the Optionee chooses to pay the Option Exercise Price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or (iii) a combination of (i), and (ii) above. Payment instruments will be received subject to collection.
     The delivery of certificates, or their electronic equivalent, representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.
          (b) Certificates representing the shares of Stock, or their electronic equivalent, purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance, to the satisfaction of the Administrator, with all requirements under applicable laws or regulations in connection with such issuance and with the requirements of this Agreement and of the Plan. The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms of this Agreement, the Company shall have issued and delivered the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.
          (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 10 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

          (d) Notwithstanding any other provision of this Agreement or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date.
     3. Termination of Service to the Company. If the Optionee ceases to provide services to the Company as a Director, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.
          (a) Termination For Cause. If the Optionee ceases to be a Director for Cause, any Stock Option held by the Optionee shall immediately terminate and be of no further force and effect. For purposes hereof, “Cause” shall mean: (i) any material breach by the Optionee of any agreement between the Optionee and the Company; (ii) the conviction of or plea of nolo contendere by the Optionee to a felony or a crime involving moral turpitude; or (iii) any material misconduct or willful and deliberate non-performance (other than by reason of disability) by the Optionee of the Optionee’s duties to the Company.
          (b) Termination by Reason of Death. If the Optionee ceases to be a Director by reason of death, any Stock Option granted to the Optionee as a Director and held by the Optionee at the date of death may be exercised by his or her legal representative or legatee for a period of twelve months from the date of death or until the Expiration Date, if earlier.
          (c) Other Termination. If the Optionee ceases to be a Director for any reason other than Cause or death, any Stock Option granted to the Optionee as a Director and held by the Optionee on the date of termination or service may be exercised for a period of six months from the date of termination or until the Expiration Date, if earlier; provided that, to the extent permitted by law or applicable regulations (as determined by the Administrator), if the Optionee ceases to be a Director or employee by reason of voluntary retirement (as determined by the Administrator) after the age of 58 then Stock Options exercisable on the date of termination may be exercised for a period of twelve months from the date of termination or until the Expiration Date, if earlier.
     The Administrator’s determination of the reason for termination of the Optionee’s service shall be conclusive and binding on the Optionee and his or her representatives or legatees.
     4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
     5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee. Notwithstanding the foregoing, this Stock Option may be transferred, upon approval of the Administrator following submission of a petition for such transfer from the Optionee to the Administrator and the written agreement of the proposed transferee to be bound by the terms of the Plan and this Agreement, to the Optionee’s spouse, children (natural or adopted) or stepchildren, a trust for the sole benefit of one or more such family members of which the

Optionee is the settlor, or a family limited partnership or family limited liability company of which the limited partners or members, as the case may be, consist solely of one or more such family members.
     6. Tax Withholding.
          (a) Regardless of any action the Company takes with respect to any or all income tax, social insurance contributions, payroll tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or any Subsidiary. The Optionee further acknowledges that the Company and/or any Subsidiary (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Optionee acknowledges that the Company and/or any Subsidiary may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
          (b) Prior to the relevant taxable or tax withholding event, as applicable, the Optionee will pay or make adequate arrangements satisfactory to the Company and/or any Subsidiary to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or any Subsidiary, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from cash compensation paid to the Optionee by the Company and/or any Subsidiary; or (ii) withholding from proceeds of the sale of shares of Stock issued at exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization); or (iii) withholding in Stock to be issued at exercise of this Stock Option.
          (c) To avoid any negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Options, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Optionee’s participation in the Plan.
          (d) Finally, the Optionee shall pay to the Company or a Subsidiary any amount of Tax-Related Items that the Company or any Subsidiary may be required to withhold or account for as a result of the Optionee’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares or the proceeds of the sale of Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.
     7. Miscellaneous.
          (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
          (b) This Stock Option and the Optionee’s participation in the Plan do not confer upon the Optionee any rights with respect to continuance of service by the Company or any Subsidiary.
     8. Nature of Stock Option. In accepting the Stock Option granted hereunder, the Optionee acknowledges, understands and agrees that:
          (a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time;
          (b) the grant of the Stock Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;
          (c) all decisions with respect to future grants of options, if any, will be at the sole discretion of the Company;
          (d) the Optionee’s participation in the Plan is voluntary;
          (e) the Stock Option and any shares of Stock acquired under the Plan are an extraordinary item, which does not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary, and which is outside the scope of the Optionee’s service contract, if any;
          (f) the Stock Option grant and the Optionee’s participation in the Plan shall not be interpreted to form a service contract with the Company or any Subsidiary;
          (g) the future value of the Stock underlying this Stock Option is unknown and cannot be predicted with certainty;
          (h) if the underlying shares of Stock do not increase in value, the Stock Option will have no value;
          (i) if the Optionee exercises the Stock Option and obtains shares of Stock, the value of the shares of Stock issued upon exercise of the Stock Option may increase or decrease in value, even below the Option Exercise Price;
          (j) no claim or entitlement to compensation or damages shall arise from forfeiture of the Stock Option resulting from termination of the Optionee’s service to the

Company or any Subsidiary (for any reason whatsoever and whether or not in breach of contract or local labor laws) and in consideration of the grant of the Stock Option to which the Optionee is otherwise not entitled, the Optionee irrevocably agrees never to institute any claim against the Company or any Subsidiary, waive his or her ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Optionee shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claims; and
          (k) the Stock Option and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.
     9. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying shares of Stock. The Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
     10. Data Privacy.
          (a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this Agreement and any other Stock Option grant materials by and among, as applicable, the Company and any Subsidiary of the Company for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.
          (b) The Optionee understands that the Company and its Subsidiaries may hold certain personal information about the Optionee, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all Stock Options or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).
          (c) The Optionee understands that Data will be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Optionee’s country. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Optionee’s local human resources representative. The Optionee authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Optionee’s local human resources representative. The Optionee understands, however, that refusing or withdrawing his or her consent may affect the Optionee’s ability to participate in the Plan. For more information on the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative.
     11. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
     12. Language. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version shall control.
     13. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
     14. Appendix. Notwithstanding any provisions in this Agreement, the Stock Option shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for the Optionee’s country of residence, if any. Moreover, if the Optionee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.
     15. Imposition of Other Requirements. The Company reserves the right to impose other requirements on this Stock Option and any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
     16. Governing Law and Venue.
          (a) The Stock Option granted hereunder and the provisions of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles, as provided in Section 21 of the Plan.

          (b) For purposes of litigating any dispute that may arise from the Stock Option granted hereunder or this Agreement, the parties hereby submit and consent to the jurisdiction of the Commonwealth of Massachusetts, and agree that any such litigation shall be conducted only in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this Agreement is made and/or to be performed.
—Signature page follows—

For:	ALERE INC.

By:

Title: Treasurer
The foregoing Agreement, including the Appendix, is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

Optionee’s Signature

Optionee’s name and address: